Exhibit 99.1
PayPal Reports Fourth Quarter and Full Year 2019 Results
Q4 2019 Revenue grew 17% to $4.96 billion; 18% FX-neutral revenue growth Q4 2019 GAAP EPS of $0.43 with non-GAAP EPS of $0.86
SAN JOSE, Calif. - January 29, 2020 - Global technology platform and digital payments leader PayPal Holdings, Inc. (NASDAQ: PYPL) today announced fourth quarter and full year results for the period ended December 31, 2019.

"PayPal delivered strong results in 2019, achieving many records including revenue, net income and operating margin performance. We added 37.3 million net new active accounts, bringing total active accounts to 305 million, up 14% year over year.  In Q4 alone, we processed nearly $200 billion of TPV and engagement grew 10% to 40.6 transactions per active account. We strengthened our value proposition for consumers and merchants, expanded our international scope and scale, and announced transformative strategic acquisitions, investments and commercial partnerships," said Dan Schulman, President and CEO of PayPal.

Financial highlights for fourth quarter 2019

•	Revenue of $4.96 billion; growing 17% on a spot basis and 18% on a foreign currency-neutral (FX-neutral or FXN) basis.

•	GAAP operating income of $0.8 billion, increasing 34%; non-GAAP operating income of $1.2 billion, increasing 28%.

•	GAAP operating margin of 16.1% with non-GAAP operating margin of 23.6%.

•	GAAP EPS of $0.43, decreasing 13%; non-GAAP EPS of $0.86, increasing 24%.

◦	GAAP and non-GAAP EPS include a net unrealized gain of $0.02 on strategic investments, driven primarily by MercadoLibre (NASDAQ: MELI).

◦	GAAP EPS also includes an approximate $0.19 of negative impact from taxes related to the acquisition of iZettle.

•	Cash flow from operations of $1.3 billion with free cash flow of $1.1 billion.

•	Repurchased approximately 2.9 million shares of common stock, returning $305 million to stockholders.

Operating highlights for fourth quarter 2019

•	9.3 million net new active accounts, bringing total active accounts to 305 million accounts, up 14%.

•	3.5 billion payment transactions, up 21%.

•	$199 billion in total payment volume (TPV), up 22% on a spot and FX-neutral basis.

◦	Merchant Services volume grew 25% on a spot basis and 26% on an FX-neutral basis.

◦	Venmo processed more than $29 billion of TPV, growing 56%.

Financial highlights for full year 2019

•	Revenue of $17.77 billion; growing 15% on a spot and FX-neutral basis.

◦	The completed sale of the U.S. consumer credit receivables portfolio to Synchrony in July 2018 negatively affected revenue growth by approximately three and one-half percentage points.

•	GAAP operating income of $2.7 billion, increasing 24%; non-GAAP operating income of $4.1 billion, increasing 23%.

•	GAAP operating margin of 15.3% with non-GAAP operating margin of 23.2%.

•	GAAP EPS of $2.07, increasing 21%; non-GAAP EPS of $3.10, increasing 28%.

◦	GAAP and non-GAAP EPS include a net unrealized gain of $0.14 on strategic investments, driven primarily by MercadoLibre.

◦	GAAP EPS also includes an approximate $0.19 of negative impact from taxes related to the acquisition of iZettle.

•	Cash flow from operations of $4.6 billion with free cash flow of $3.9 billion.

•	Repurchased approximately 14 million shares of common stock, returning $1.4 billion to stockholders.

Operating highlights for full year 2019

•	37.3 million net new active accounts, bringing total active accounts to 305 million accounts, up 14%.

•	12.4 billion payment transactions, up 25%.

•	$712 billion in total payment volume (TPV), up 23%, or 25% on an FX-neutral basis.

◦	Merchant Services volume grew 27% on a spot basis and 29% on an FX-neutral basis.

◦	Venmo processed more than $102 billion, up 65%.

•	40.6 payment transactions per active account on a trailing twelve months basis, up 10%.

PayPal's key business initiatives
In November, PayPal announced its agreement to acquire Honey Science Corporation, a rapidly-growing technology platform for shopping and rewards, for approximately $4 billion. This transaction, which closed in January 2020, is expected to transform the shopping experience for PayPal's consumers while increasing sales and customer engagement for merchants.

Following a strategic investment in March 2019, PayPal executed a commercial agreement with MercadoLibre in December. This agreement will allow PayPal and MercadoLibre to jointly leverage their scale and capabilities to strengthen both companies' networks.

In December, PayPal completed its acquisition of a 70% equity interest in Guofubao Information Technology Co., Ltd. (GoPay), following approval of the transaction by the People's Bank of China in September 2019. With the completion of this deal, PayPal became the first foreign payments platform licensed to provide online payment services in China.

In January 2020, PayPal announced a strategic partnership with UnionPay International (UPI) whereby both companies will work together to better serve joint consumers and merchants. As part of this partnership, UPI will support PayPal’s merchant and consumer initiatives in China and PayPal will support UPI acceptance globally where PayPal is accepted, providing UPI consumers more choice when shopping.

Fourth Quarter 2019 Financial and Operating Highlights

	Fourth Quarter
(presented in millions, except per share data and percentages)	2019	2018	YoY Growth			FX-Neutral YoY Growth
Total Payment Volume (TPV)	$199,404	$163,648	$35,756	22%		22%
GAAP
Net revenues	$4,961	$4,226	$735	17%		18%
Operating margin	16.1%	14.2%	**	196bps		N/A
Effective tax rate	40.6%	14.9%	**	25.7	pts	N/A
Net income	$507	$584	$(77)	(13%)		N/A
Earnings per diluted share	$0.43	$0.49	$(0.06)	(13%)		N/A
Net cash provided by operating activities	$1,264	$1,134	$130	11%		N/A
Non-GAAP
Net revenues	$4,961	$4,226	$735	17%		18%
Operating margin	23.6%	21.6%	**	204bps		N/A
Effective tax rate	17.2%	17.7%	**	(0.5	pts)	N/A
Net income	$1,017	$824	$193	23%		N/A
Earnings per diluted share	$0.86	$0.69	$0.17	24%		N/A
Free cash flow	$1,090	$910	$180	20%		N/A

** Not meaningful.

Cash, Cash Equivalents, and Investments - PayPal’s cash, cash equivalents, and investments totaled $13.6 billion as of December 31, 2019.

Long-Term Debt - PayPal’s long-term debt totaled $5.0 billion as of December 31, 2019.

2020 Financial Guidance
Full year 2020 revenue and earnings guidance

•	PayPal expects revenue to grow approximately 17 - 18% at current spot rates and approximately 18 - 19% on an FX-neutral basis, to a range of $20.8 - $21.0 billion.

•	PayPal expects GAAP earnings per diluted share in the range of $1.84 - $1.95 and non-GAAP earnings per diluted share in the range of $3.39 - $3.46.

◦	GAAP earnings per diluted share guidance includes an estimated $0.02 of unrealized gains from PayPal’s strategic investment portfolio in 2020.

◦	In 2020, non-GAAP earnings per diluted share will exclude the impact of realized and unrealized gains and losses on PayPal's strategic investment portfolio.

◦	In 2019, GAAP and non-GAAP earnings per diluted share included approximately $0.14 of net unrealized gains from PayPal's strategic investment portfolio.

◦
Estimated non-GAAP amounts for the twelve months ending December 31, 2020, reflect adjustments of approximately $1.82 - $1.94 billion, including estimated stock-based compensation expense and related payroll taxes in the range of $1.31 - $1.38 billion.

◦
The dilutive impact of acquisitions is estimated to be in the range of $0.68 - $0.70 on GAAP earnings per diluted share, including an estimated $0.30 of negative impact related to taxes associated with the acquisition of Honey, and $0.08 - $0.10 on non-GAAP earnings per diluted share.

First quarter 2020 revenue and earnings guidance

•	PayPal expects revenue to grow 16 - 17% at current spot rates and 17 - 18% on an FX-neutral basis, to a range of $4.78 - $4.84 billion.

•	PayPal expects GAAP earnings per diluted share in the range of $0.16 - $0.21 and non-GAAP earnings per diluted share in the range of $0.76 - $0.78.

◦	GAAP earnings per diluted share guidance includes an estimated $0.02 of unrealized gains from PayPal’s strategic investment portfolio in the first quarter of 2020.

•	In 2020, non-GAAP earnings per diluted share will exclude the impact of realized and unrealized gains and losses on PayPal's strategic investment portfolio.

•	In the first quarter of 2019, GAAP and non-GAAP earnings per diluted share included approximately $0.12 of net unrealized gains from PayPal's strategic investment portfolio.

•
Estimated non-GAAP amounts for the three months ending March 31, 2020, reflect adjustments of approximately $480 - $520 million, including estimated stock-based compensation expense and related payroll taxes in the range of $350 - $370 million.

◦
The dilutive impact of acquisitions is estimated to be in the range of $0.41 - $0.43 on GAAP earnings per diluted share, including an estimated $0.30 of negative impact related to taxes associated with the acquisition of Honey, and $0.02 - $0.03 on non-GAAP earnings per diluted share.

Please see “Non-GAAP Financial Measures” and “Non-GAAP Measures of Financial Performance” for important additional information.

Quarterly conference call and webcast

PayPal Holdings, Inc. will host a conference call to discuss fourth quarter and full year 2019 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the company’s Investor Relations website at https://investor.paypal-corp.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

PayPal Holdings, Inc. uses its Investor Relations website (https://investor.paypal-corp.com), its PayPal Stories Blog (https://www.paypal.com/stories/us), Twitter handles (@PayPal and @PayPalNews), LinkedIn page (https://www.linkedin.com/company/paypal), Facebook page (https://www.facebook.com/PayPalUSA/), YouTube channel

(https://www.youtube.com/paypal), Dan Schulman’s LinkedIn profile (https://www.linkedin.com/in/dan-schulman/), John Rainey’s LinkedIn profile (www.linkedin.com/in/john-rainey-pypl) and Dan Schulman’s Facebook page (https://www.facebook.com/DanSchulmanPayPal/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to PayPal’s press releases, filings with the Securities and Exchange Commission (“SEC”), public conference calls, and webcasts.

About PayPal

PayPal has remained at the forefront of the digital payment revolution for more than 20 years. By leveraging technology to make financial services and commerce more convenient, affordable, and secure, the PayPal platform is empowering more than 300 million consumers and merchants in more than 200 markets to join and thrive in the global economy. For more information, visit paypal.com.

Presentation

All growth rates represent year-over-year comparisons, except as otherwise noted. FX-neutral results are calculated by translating the current period local currency results by the prior period exchange rate. FX-neutral growth rates are calculated by comparing the current period FX-neutral results with the prior period results, excluding the impact from hedging activities. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided.

Non-GAAP financial measures

This press release includes financial measures defined as “non-GAAP financial measures” by the SEC including: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, free cash flow, and adjusted free cash flow. For an explanation of the foregoing non-GAAP measures, please see “Non-GAAP Measures of Financial Performance” included in this press release. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow.”

Forward-looking statements

This press release contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations, and plans of PayPal Holdings, Inc. and its consolidated subsidiaries that reflect PayPal’s current projections and forecasts. Forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” anticipate,” “believe,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” and other similar expressions. Forward-looking statements include, but are not limited to, statements regarding projected financial results for the first quarter and full year 2020, impact and timing of acquisitions, and projected future growth of PayPal’s businesses. Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release, and are inherently subject to numerous risks and uncertainties. Accordingly, actual results could differ materially from those predicted or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the effect of political, business, economic, market, and trade conditions, including any regional or general economic downturn or crisis and any conditions that affect payments or e-commerce growth; fluctuations in foreign currency exchange rates; the competitive, regulatory, payment card association-related and other risks specific to PayPal's payment platform, including the PayPal, PayPal Credit, Braintree, Venmo, Xoom, iZettle, and other products, especially as PayPal continues to expand geographically, introduce new products and support across technologies and payment methods and as new laws and regulations related to payments and financial services come into effect; the impact of PayPal’s customer choice initiatives, including on its funding mix and transaction expense; PayPal’s ability to successfully compete in an increasingly competitive environment for its businesses, products, and services, including competition for consumers and merchants and the increasing importance of digital and mobile payments and mobile commerce; the outcome of legal and regulatory proceedings and PayPal’s need and ability to manage regulatory, tax and litigation risks as its products and services are offered in more jurisdictions and applicable laws become more restrictive; changes to PayPal’s capital allocation or management of operating cash; uncertainty surrounding the implementation and impact of the United Kingdom’s formal notification of its intent to withdraw from the European Union; cyberattacks and security vulnerabilities in PayPal products and services that could disrupt business, reduce revenue, increase costs, harm our competitive position or our reputation, or lead to liability; the effect of management changes and business initiatives; any changes PayPal may make to its product and service offerings; the effect of any natural disasters or other business interruptions on PayPal or PayPal’s customers; PayPal’s ability to timely upgrade and develop its technology systems, infrastructure, and customer service capabilities at reasonable cost; PayPal’s ability to maintain the stability, security, and performance of its Payments Platform while adding new products and features in a timely fashion; risks that planned acquisitions will not be completed on contemplated terms, or at all, and that any businesses PayPal may acquire may not perform in accordance with its expectations; and PayPal’s ability to profitably integrate, manage, and grow businesses that have been acquired or may be acquired in the future. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could adversely affect PayPal’s results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PayPal’s most recent annual report on Form 10-K and its subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting PayPal’s Investor Relations website at https://investor.paypal-corp.com or the SEC’s website at www.sec.gov. All information in this release speaks as of January 29, 2020. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward-looking statements.

PayPal Holdings, Inc.

Investor Relations Contacts
Gabrielle Rabinovitch	Akila Moorthy
grabinovitch@paypal.com	amoorthy@paypal.com

Media Relations Contact
Amanda Miller
amandacmiller@paypal.com
408.219.0563
Copyright © 1999-2020 PayPal. All rights reserved. Other company and product names may be trademarks of their respective owners.

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
	(In millions, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$7,349	$7,575
Short-term investments	3,412	1,534
Accounts receivable, net	435	313
Loans and interest receivable, net	3,972	2,532
Funds receivable and customer accounts	22,527	20,062
Prepaid expenses and other current assets	800	947
Total current assets	38,495	32,963
Long-term investments	2,863	971
Property and equipment, net	1,693	1,724
Goodwill	6,212	6,284
Intangible assets, net	778	825
Other assets	1,292	565
Total assets	$51,333	$43,332
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$232	$281
Short-term debt	—	1,998
Funds payable and amounts due to customers	24,527	21,562
Accrued expenses and other current liabilities	2,087	2,002
Income taxes payable	73	61
Total current liabilities	26,919	25,904
Deferred tax liability and other long-term liabilities	2,520	2,042
Long-term debt	4,965	—
Total liabilities	34,404	27,946
Equity:
Common stock, $0.0001 par value; 4,000 shares authorized; 1,173 and 1,174 shares outstanding as of December 31, 2019 and 2018, respectively	—	—
Preferred stock, $0.0001 par value; 100 shares authorized, unissued	—	—
Treasury stock at cost, 105 and 91 shares as of December 31, 2019 and 2018, respectively	(6,872)	(5,511)
Additional paid-in-capital	15,588	14,939
Retained earnings	8,342	5,880
Accumulated other comprehensive income (loss)	(173)	78
Total PayPal Stockholders’ equity	16,885	15,386
Noncontrolling interest	44	—
Total equity	16,929	15,386
Total liabilities and equity	$51,333	$43,332

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In millions, except per share amounts)

Net revenues	$4,961	$4,226	$17,772	$15,451
Operating expenses:
Transaction expense	1,913	1,578	6,790	5,581
Transaction and loan losses	381	340	1,380	1,274
Customer support and operations(1)(2)	438	377	1,615	1,407
Sales and marketing (1)(2)	400	401	1,401	1,314
Technology and development (1)(2)	558	490	2,085	1,831
General and administrative (1)(2)	472	430	1,711	1,541
Restructuring and other charges	—	12	71	309
Total operating expenses	4,162	3,628	15,053	13,257
Operating income	799	598	2,719	2,194
Other income (expense), net	55	88	279	182
Income before income taxes	854	686	2,998	2,376
Income tax expense	347	102	539	319
Net income	$507	$584	$2,459	$2,057
Net income per share:
Basic	$0.43	$0.50	$2.09	$1.74
Diluted	$0.43	$0.49	$2.07	$1.71
Weighted average shares:
Basic	1,174	1,177	1,174	1,184
Diluted	1,187	1,196	1,188	1,203

(1) Includes stock-based compensation as follows:
Customer support and operations(2)	54	45	198	174
Sales and marketing(2)	32	32	127	125
Technology and development(2)	128	81	420	303
General and administrative(2)	79	77	305	269
	$293	$235	$1,050	$871
(2) Prior period amounts have been updated to reflect the classification changes described in the Form 8-K filed on April 9, 2019.

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In millions)

Cash flows from operating activities:
Net income	$507	$584	$2,459	$2,057
Adjustments:
Transaction and loan losses	381	340	1,380	1,274
Depreciation and amortization	227	223	912	776
Stock-based compensation	285	230	1,021	853
Deferred income taxes	(147)	(137)	(269)	(171)
Cost basis adjustments to loans and interest receivable held for sale	—	—	—	244
Unrealized (gains) losses on strategic investments	(37)	(55)	(207)	(86)
Other	(20)	(38)	(150)	(86)
Changes in assets and liabilities:
Accounts receivable	(17)	74	(120)	(59)
Changes in loans and interest receivable held for sale, net	—	—	4	1,407
Accounts payable	55	21	4	26
Income taxes payable	(7)	(23)	(40)	(44)
Other assets and liabilities	37	(85)	(433)	(708)
Net cash provided by operating activities	1,264	1,134	4,561	5,483
Cash flows from investing activities:
Purchases of property and equipment	(174)	(224)	(704)	(823)
Proceeds from sales of property and equipment	—	3	17	3
Changes in principal loans receivable, net	(520)	(452)	(1,631)	3,121
Purchases of investments	(8,073)	(6,740)	(27,881)	(22,381)
Maturities and sales of investments	7,488	5,951	24,878	21,898
Acquisitions, net of cash and restricted cash acquired	(70)	12	(70)	(2,124)
Funds receivable	950	1,573	(342)	1,146
Net cash (used in) provided by investing activities	(399)	123	(5,733)	840
Cash flows from financing activities:
Proceeds from issuance of common stock	60	61	138	144
Purchases of treasury stock	(305)	(595)	(1,411)	(3,520)
Tax withholdings related to net share settlements of equity awards	(31)	(27)	(504)	(419)
Borrowings under financing arrangements	—	—	5,471	2,075
Repayments under financing arrangements	(7)	(14)	(2,516)	(1,115)
Funds payable and amounts due to customers	134	(1,194)	2,510	1,573
Net cash (used in) provided by financing activities	(149)	(1,769)	3,688	(1,262)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	43	(24)	(6)	(113)
Net change in cash, cash equivalents, and restricted cash	759	(536)	2,510	4,948
Cash, cash equivalents, and restricted cash at beginning of period	14,984	13,769	13,233	8,285
Cash, cash equivalents, and restricted cash at end of period	$15,743	$13,233	$15,743	$13,233
Supplemental cash flow disclosures:
Cash paid for interest	$2	$22	$78	$69
Cash paid for income taxes, net	$445	$100	$665	$328

PayPal Holdings, Inc.
Unaudited Summary of Consolidated Net Revenues

We earn revenue from the following types of transactions:

•
Transaction revenues: Net transaction fees charged to merchants and consumers on a transaction basis primarily based on the volume of activity, or Total Payment Volume ("TPV"), completed on our Payments Platform, including our PayPal, PayPal Credit, Venmo, Braintree, Xoom, and iZettle products. We earn additional fees on transactions where we perform currency conversion, when we enable cross-border transactions (i.e., transactions where the merchant and consumer are in different countries), to facilitate the instant transfer of funds for our customers from their PayPal or Venmo account to their debit card or bank account, and other miscellaneous fees.

•
Other value added services: Net revenues derived primarily from revenue earned through partnerships, subscription fees, gateway fees, and other services we provide to our merchants and customers. We also earn revenues from interest and fees earned primarily on our portfolio of merchant and consumer loans receivable, and interest earned on certain PayPal customer account balances.

Net Revenues by Type	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(In millions, except percentages)
Transaction revenues	$4,535	$3,955	$3,878	$3,731	$3,851
Current quarter vs prior quarter	15%	2%	4%	(3)%	15%
Current quarter vs prior year quarter	18%	18%	17%	17%	19%
Percentage of total	91%	90%	90%	90%	91%

Other value added services	426	423	427	397	375
Current quarter vs prior quarter	1%	(1)%	8%	6%	10%
Current quarter vs prior year quarter	14%	24%	(21)%	(19)%	(25)%
Percentage of total	9%	10%	10%	10%	9%

Total net revenues	$4,961	$4,378	$4,305	$4,128	$4,226
Current quarter vs prior quarter	13%	2%	4%	(2)%	15%
Current quarter vs prior year quarter	17%	19%	12%	12%	13%

Net Revenues by Geography	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(In millions, except percentages)
U.S. net revenues	$2,606	$2,327	$2,297	$2,187	$2,189
Current quarter vs prior quarter	12%	1%	5%	—%	12%
Current quarter vs prior year quarter	19%	19%	7%	8%	7%
Percent of total	53%	53%	53%	53%	52%

International net revenues	2,355	2,051	2,008	1,941	2,037
Current quarter vs prior quarter	15%	2%	3%	(5)%	18%
Current quarter vs prior year quarter	16%	19%	18%	17%	20%
(FXN) Current quarter vs prior year quarter	17%	20%	18%	17%	19%
Percent of total	47%	47%	47%	47%	48%

Total net revenues	$4,961	$4,378	$4,305	$4,128	$4,226
Current quarter vs prior quarter	13%	2%	4%	(2)%	15%
Current quarter vs prior year quarter	17%	19%	12%	12%	13%
(FXN) Current quarter vs prior year quarter	18%	19%	12%	12%	13%

PayPal Holdings, Inc.
Unaudited Supplemental Operating Data

	Three Months Ended,
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(In millions, except percentages)
Active accounts(1)	305	295	286	277	267
Current quarter vs prior quarter	3%	3%	3%	3%	5%
Current quarter vs prior year quarter	14%	16%	17%	17%	17%

Number of payment transactions(2)	3,461	3,090	2,973	2,838	2,867
Current quarter vs prior quarter	12%	4%	5%	(1)%	16%
Current quarter vs prior year quarter	21%	25%	28%	28%	28%

Payment transactions per active account(3)	40.6	39.8	39.0	37.9	36.9
Current quarter vs prior quarter	2%	2%	3%	3%	1%
Current quarter vs prior year quarter	10%	9%	9%	9%	9%

Total Payment Volume(4)	$199,404	$178,670	$172,359	$161,492	$163,648
Current quarter vs prior quarter	12%	4%	7%	(1)%	14%
Current quarter vs prior year quarter	22%	25%	24%	22%	23%
(FXN) Current quarter vs prior year quarter	22%	27%	26%	25%	25%

Transaction Expense Rate(5)	0.96%	0.95%	0.94%	0.96%	0.96%
Transaction and Loan Loss Rate(6)	0.19%	0.19%	0.18%	0.21%	0.21%
Transaction Margin(7)	53.8%	53.4%	54.8%	54.2%	54.6%
Amounts in the table are rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.
(1) An active account is an account registered directly with PayPal or a platform access partner that has completed a transaction on our Payments Platform, not including gateway-exclusive transactions, within the past 12 months.
(2) Payment transactions are the total number of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.
(3) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12-month period, divided by active accounts at the end of the period.
(4) TPV is the value of payments, net of reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.
(5) Transaction expense rate is calculated by dividing transaction expense by TPV.
(6) Transaction and loan loss rate is calculated by dividing transaction and loan loss by TPV.
(7) Transaction margin is total revenue less transaction expense and transaction and loan loss, divided by total revenue.

PayPal Holdings, Inc.
Non-GAAP Measures of Financial Performance
To supplement the company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, free cash flow, and adjusted free cash flow.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release.
These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.
For its internal budgeting process, and as discussed further below, the company’s management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges, certain other gains, losses, benefits, or charges that are not indicative of the company’s core operating results, and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company’s management also uses the foregoing non-GAAP measures in reviewing the financial results of the company.
The company excludes the following items from non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP effective tax rate:
Stock-based compensation expense and related employer payroll taxes. This consists of expenses for equity awards under our equity incentive plans. We exclude stock-based compensation expense from our non-GAAP measures primarily because they are non-cash expenses. The related employer payroll taxes are dependent on our stock price and the timing and size of exercises and vesting of equity awards, over which management has limited to no control, and as such management does not believe it correlates to the operation of our business.
Amortization or impairment of acquired intangible assets, impairment of goodwill, and transaction expenses from the acquisition or disposal of a business. We incur amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses or transactional expenses from the acquisition or disposal of a business and therefore exclude these amounts from our non-GAAP measures. We exclude these items because management does not believe they are reflective of our ongoing operating results.
Restructuring. These consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.
Certain other significant gains, losses, benefits, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, benefits, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly in the future. The company excludes these amounts from its non-GAAP results because management does not believe they are indicative of our current or ongoing operating results.
Tax effect of non-GAAP adjustments. This adjustment is made to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
The company also uses free cash flow, a non-GAAP measure. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company’s business, make strategic acquisitions and investments, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period.
In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including net revenues and operating expenses, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company’s operations and evaluating growth in net revenues and operating expenses on an FX-neutral basis provides an additional meaningful and comparable assessment of these measures to both management and investors. FX-neutral results are calculated by translating the current period’s local currency results with the prior period’s exchange rate. FX-neutral growth rates are calculated by comparing the current period’s FX-neutral results by the prior period’s results, excluding the impact from hedging activities.

PayPal Holdings, Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In millions, except percentages)
	(unaudited)
GAAP operating income	$799	$598	$2,719	$2,194
Stock-based compensation expense and related employer payroll taxes	297	237	1,104	920
Amortization of acquired intangible assets	51	59	211	146
Restructuring	—	—	78	25
Other(1)	23	12	16	40
Acquisition related transaction expense	3	7	3	24
Total non-GAAP operating income adjustments	374	315	1,412	1,155
Non-GAAP operating income	$1,173	$913	$4,131	$3,349
Non-GAAP operating margin	24%	22%	23%	22%
(1)Includes an award for a legal proceeding for the three months and year ended December 31, 2019. Additionally, the year end December 31, 2019 includes a gain related to the sale of our U.S. consumer credit receivables portfolio executed during the year ended December 31, 2018. Includes net loss related to the sale of our U.S.consumer credit receivables portfolio for the three months and year ended December 31, 2018.

Reconciliation of GAAP Net Income to Non-GAAP Net Income,
GAAP Diluted EPS to Non-GAAP Diluted EPS,
and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In millions, except per share data and percentages)
	(unaudited)
GAAP income before income taxes	$854	$686	$2,998	$2,376
GAAP income tax expense	347	102	539	319
GAAP net income	507	584	2,459	2,057
Non-GAAP adjustments to net income:
Non-GAAP operating income adjustments (see table above)	374	315	1,412	1,155
Other(1)	230	(6)	230	43
Tax effect of non-GAAP adjustments	(94)	(69)	(417)	(342)
Non-GAAP net income	$1,017	$824	$3,684	$2,913

Diluted net income per share:
GAAP	$0.43	$0.49	$2.07	$1.71
Non-GAAP	$0.86	$0.69	$3.10	$2.42
Shares used in GAAP diluted share calculation	1,187	1,196	1,188	1,203
Shares used in non-GAAP diluted share calculation	1,187	1,196	1,188	1,203

GAAP effective tax rate	41%	15%	18%	13%
Tax effect of non-GAAP adjustments to net income	(24)%	3%	(2)%	5%
Non-GAAP effective tax rate	17%	18%	16%	18%
(1) Three months and year ended December 31, 2019 include tax expense related to intra-group transfer of intellectual property; three months ended December 31, 2018 include tax benefit related to Tax Cuts and Jobs Act of $15 million and tax expense related to intra-group transfer of intellectual property of $9 million. Year ended December 31, 2018 includes tax expense related to intra-group transfer of intellectual property of $23 million and Tax Cuts and Jobs Act of $20 million.

PayPal Holdings, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In millions/unaudited)
Net cash provided by operating activities	$1,264	$1,134	$4,561	$5,483
Less: Purchases of property and equipment	(174)	(224)	(704)	(823)
Free cash flow	$1,090	$910	$3,857	$4,660
Impact of held for sale accounting presentation related to our U.S. consumer credit receivables portfolio on cash flow from operating activities	—	—	—	(1,508)
Adjusted free cash flow	$1,090	$910	$3,857	$3,152